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                                  UNITED STATES


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



         Date of report (Date of earliest event reported) April 21, 2003


                      -------------------------------------



                            CNA FINANCIAL CORPORATION

             (Exact name of registrant as specified in its charter)





           DELAWARE                    1-5823                36-6169860
 (State or Other Jurisdiction        (Commission           (IRS Employer
       of Incorporation)             File Number)        Identification No.)

       CNA PLAZA, CHICAGO, ILLINOIS                             60685
(Address of Principal Executive Offices)                     (Zip Code)

Registrant's telephone number, including area code         (312) 822-5000

       (Former Name or Former Address, if Changed Since Last Report)


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Item 9.  Regulation FD Disclosure

On December 19, 2002, Registrant sold $750 million of a new issue of preferred stock, designated Series H Cumulative Preferred Issue (Preferred Stock), to Loews Corporation (Loews), which owns approximately 90% of the Registrant's common stock. As previously reported, the Preferred Stock accrues cumulative dividends at an initial rate of 8% per year, compounded annually. The dividend rate will be adjusted quarterly to a rate equal to 400 basis points above the ten-year U.S. Treasury rate beginning with the quarterly dividend after the first triggering event (a Triggering Event) to occur of either (i) an increase by two intermediate ratings levels of the financial strength rating of Continental Casualty Company (CCC), the Registrant's wholly-owned subsidiary, from its current rating by any of A.M. Best Company, Standard & Poor's or Moody's Investors Service or (ii) one year following an increase by one intermediate ratings level of the financial strength rating of CCC by any one of those rating agencies. Unpaid cumulative dividends cannot be paid on the Preferred Stock unless and until one of the Triggering Events has occurred. Beginning with the quarter following an increase of one intermediate rating level in CCC's financial strength rating, however, current (but not unpaid cumulative) quarterly dividends can be paid.


Although the cumulative dividends on the Preferred Stock will not be accrued in the Registrant's financial statements until a Triggering Event occurs, reported earnings per share available to Registrant's common stockholders (EPS) will be reduced by the Preferred Stock cumulative dividend for all periods in which the Preferred Stock is outstanding. The following table describes the 2003 EPS impact of the Preferred Stock assuming no Triggering Event occurs in 2003.

                             Quarterly Accrual of
                             Preferred Stock
                             Dividends (in $            EPS Impact of
                             millions)                  Preferred Stock(1)
---------------------------- -------------------------- -----------------------
First quarter 2003           $15                        $(0.066)
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Second quarter 2003           15                         (0.067)
---------------------------- -------------------------- -----------------------
Third quarter 2003            15                         (0.068)
---------------------------- -------------------------- -----------------------
Fourth quarter 2003           15                         (0.068)
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(1) Based upon 223.6 million outstanding shares of common stock of Registrant as of March 31, 2003.

In addition to the Preferred Stock, Loews owns approximately 90% of Registrant's outstanding common stock and, accordingly, Loews's financial statements include Registrant as a consolidated subsidiary. Registrant understands, therefore, that the impact of the foregoing would not result in a significant impact on Loews's financial statements.

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                           FORWARD-LOOKING STATEMENTS

This report includes a number of statements which relate to anticipated future events (forward-looking statements) rather than actual present conditions or historical events. You can identify forward-looking statements because generally they include words such as "believes", "expects", "intends", "anticipates", "estimates", and similar expressions. Forward-looking statements, by their nature, are subject to a variety of inherent risks and uncertainties that could cause actual results to differ materially from the results projected. Many of these risks and uncertainties cannot be controlled by the Registrant.

Any forward-looking statements made in this report are made by the Registrant as of the date of this report. The Registrant does not have any obligation to update or revise any forward-looking statement contained in this report, even if the Registrant's expectations or any related events, conditions or circumstances change.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CNA FINANCIAL CORPORATION



Dated:  April 21, 2003                    /s/ Robert V. Deutsch
                                             --------------------------------
                                        By:  Robert V. Deutsch
                                        Its: Executive Vice President and
                                             Chief Financial Officer